Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV2
                             Payment Date 01/25/2002
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Servicing Certificate                                Group 1              Group 2
---------------------
Beginning Pool Balance                                     127,628,493.18       50,580,620.83
Beginning PFA                                                        0.34        8,834,600.27
Ending Pool Balance                                        126,158,015.43       58,693,500.74
Ending PFA Balance                                                      -                   -
Principal Collections                                        1,470,478.09          721,720.36
Principal Draws                                                         -                   -
Net Principal Collections                                    1,470,478.09          721,720.36
Active Loan Count                                                   3,301               1,250

Interest Collections                                         1,488,858.40          646,694.50

Weighted Average Net Loan Rate                                  14.32000%           14.34000%
Substitution Adjustment Amount                                       0.00                0.00

            Beginning             Ending                                                 Interest  Security
Term Notes   Balance              Balance         Factor      Principal      Interest    Shortfalls   %         Coupon
----------   -------              -------         ------      ---------      ---------   ----------   -         ------
Class A-1    127,628,493.52      126,158,015.43   0.9760397   1,470,478.09    590,281.78      0.00   0.6666         5.550%
Class A-2     59,415,221.10       58,693,500.74   0.9782250     721,720.36    274,795.40      0.00   0.3101         5.550%

Certificates    -                    -               -            -         1,223,335.03     -        -           -

Beginning Overcollateralization Amount                               0.00
Overcollateralization Amount Increase (Decrease)                     0.00
Outstanding Overcollateralization Amount                             0.00
Overcollateralization Target                                 5,677,650.00

Credit Enhancement Draw Amount                                       0.00
Unreimbursed Prior Draws                                             0.00


                                                                                                Number       Percent
                                                                  Balance                      of Loans     of Balance
Delinquent Loans (30 Days)                                     589,450.25                         13          0.47%
Delinquent Loans (60 Days)                                     336,738.89                          7          0.27%
Delinquent Loans (90 Days)                                     125,016.10                          3          0.10%
Delinquent Loans (120 Days)                                             -                          0          0.00%
Delinquent Loans (150 Days)                                             -                          0          0.00%
Delinquent Loans (180 Days) (1)                                         -                          0          0.00%
REO                                                                  0.00                          0          0.00%

(1)Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                      Liquidation To-Date
Beginning Loss Amount                                                0.00
Current Month Loss Amount                                            0.00
Current Month Principal Recovery                                     0.00
Net Ending Loss Amount                                               0.00                0.00

                                                        Special Hazard                           Fraud      Bankruptcy
Beginning Amount                                                     0.00                            0.00           0.00
Current Month Loss Amount                                            0.00                            0.00           0.00
Ending Amount                                                           -                               -              -

Extraordinary Event Losses                                           0.00
Excess Loss Amounts                                                  0.00

Capitalized Interest Account
Beginning Balance 419,670.61 Withdraw relating to Collection Period 0.00 Interest Earned (Zero, Paid to Funding Account) 0.00 Ending CIA Balance Transferred to Seller (419,670.61) Total Ending Capitalized Interest Account Balance as of Payment Date 0.00 Interest earned for Collection Period 758.73 Interest withdrawn related to prior Collection Period 1,011.93


Prefunding Account
Beginning Balance                                            8,834,600.61
Additional Purchases during Revolving Period                (8,834,446.83)
Excess of Draws over Principal Collections                           0.00
Ending PreFunding Account Balance to Notes                        (153.78)
                                                                  --------
Total Ending Balance as of Payment Date                              0.00
Interest earned for Collection Period                           12,963.50
Interest withdrawn related to prior Collection Period           65,648.11

Cuurent Month Repurchases Units                                         0
Cuurent Month Repurchases ($)                                        0.00

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